Exhibit 10.25

Contribution Agreement

This Contribution Agreement (this “Agreement”), dated and effective as of April 15, 2026 (the “Effective Date”), is by and between Coeptis Therapeutics Holdings Inc., a Delaware corporation (the “Company”), and Coeptis Holdings, Inc., a Delaware corporation ( “Spin Out Sub”).

WHEREAS, the Company is a biopharmaceutical company which owns, acquires, and develops innovative cell therapy platforms for cancer, autoimmune, and infectious diseases;

WHEREAS, Spin Out Sub, in connection with the transactions contemplated hereby, will become a wholly-owned subsidiary of the Company; and

WHEREAS, the Company and Spin Out Sub desire to enter into this Agreement pursuant to which the Company will (i) convey to Spin Out Sub certain equity securities held by the Company, as a capital contribution to Spin Out Sub and (ii) become the sole stockholder of Spin Out Sub, on the terms and subject to the conditions set forth in this Agreement (the “Contribution”).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Contribution. On the terms set forth in this Agreement, the Company hereby contributes, transfers, assigns, conveys and delivers to Spin Out Sub, and Spin Out Sub does hereby acquire, assume, accept and receive from the Company, all of the Company’s right, title and interest in, to and under all of equity securities set forth on Schedule 1 hereto (the “Contributed Securities”). For the avoidance of doubt, “Contributed Securities” shall not include any equity interests, securities, or other ownership interests in GEAR Therapeutics, Inc.

2.  Assumed Liabilities. The Contribution includes the assumption by Spin Out Sub of any and all liabilities and obligations of the Company directly or indirectly resulting from, relating to or arising out of the Contributed Securities at any time and of whatever kind or nature (whether absolute, accrued, contingent, determined, determinable, disclosed, known or unknown, or otherwise) (the “Assumed Liabilities”). Spin Out Sub hereby assumes and shall perform, pay and discharge when due the Assumed Liabilities. Nothing contained herein shall prevent Spin Out Sub or its affiliates from contesting at its cost in good faith any of the Assumed Liabilities with any third-party obligee.

3.  Consideration. The Company shall contribute to Spin Out Sub the Contributed Securities as set forth in Section 1 as a capital contribution in exchange for 100% of the issued and outstanding equity interests of Spin Out Sub.

4.  No Representation or Warranty. The Contribution is made by the Company without recourse and without any express or implied representation or warranty of any kind or nature whatsoever, including with regards to the Contributed Securities and the Assumed Liabilities transferred to Spin Out Sub.

5.  Indemnification. Spin Out Sub hereby agrees to indemnify, defend, and hold harmless the Company, its successors and assigns, from and against any and all claims, liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees, charges, and expenses in the enforcement of this indemnity), as well as any and all current or future obligations, of whatever any kind or nature (whether absolute, accrued, contingent, determined, determinable, disclosed, known or unknown, or otherwise) directly or indirectly resulting from, relating to or arising out of the Contributed Securities, the Assumed Liabilities or the Contribution, whether or not based on an event occurring (or alleged to have occurred) or a condition arising before or after the Effective Date.

6.  Further Assurances. The Company and Spin Out Sub agree to execute any and all documents and instruments of transfer, assignment, assumption, or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

7.  Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties, and agreements, both written and oral, with respect to such subject matter.

8.  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.  No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

10.  Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

11.  Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

12.  Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

13.  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the Effective Date.

THE COMPANY:

COEPTIS THERAPEUTICS HOLDINGS INC.

By:	/s/ David Mehalick
David Mehalick, CEO

SPIN OUT SUB:

COEPTIS HOLDINGS, INC.

By:	/s/ David Mehalick
David Mehalick, CEO

SCHEDULE 1

1. 100% of the issued and outstanding capital stock of Coeptis Therapeutics, Inc., a Delaware corporation.

2. 100% of the issued and outstanding capital stock of Coeptis Pharmaceuticals, Inc., a Delaware corporation.

3. 7,300,000 shares of the capital stock of SNAP Biosciences, Inc., a Florida corporation, which represents approximately 73% of the issued and outstanding capital stock of such corporation.